EXHIBIT 10.5.12

                                                 December 26, 2002


MOVIE STAR, INC.
1115 Broadway
New York, NY 10010

Re:      FINANCING AGREEMENT


     It is mutually agreed that the Financing Agreement entered into between us dated April 24, 1996, as amended or supplemented (the "Financing Agreement") is amended effective December 26, 2002 as follows:

     1. The following shall be added to Section 8.1, after subsection (f) thereof, as a new subsection:

          "(g) the issuer of any insurance policy on the life of Melvin Knigin or Saul Pomerantz which insurance policy has been assigned to Lender, contests (i) any portion of such policy or (ii) any claim made under such policy."

     2. The following shall be added as a new sentence between the second and third sentences of Section 8.1:

          "Notwithstanding the foregoing, a Default arising solely by reason of subsection (g) of this Section 8.1 can be cured by Borrower creating and maintaining with Lender minimum of $2,500,000 of excess availability under the formulae for availability pursuant to Section
          2.1 hereof."

     Except as hereinafter specifically set forth the Financing Agreement, shall continue unmodified.


                                              ROSENTHAL & ROSENTHAL, INC.

                                              BY: /s/ Jerry Sandak
                                                 ------------------------
                                                 JERRY SANDAK
                                                 Senior Executive Vice President


THE FOREGOING IS ACKNOWLEDGED:
MOVIE STAR, INC.

By:  /s/ Thomas Rende
   --------------------
   THOMAS RENDE
   Chief Financial Officer